UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2006
Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices)                                      (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2006, North American Scientific, Inc. (the “Company”) entered into Securities Purchase Agreements with certain private equity investors (the “Investors”) providing for the private placement of 12,291,934 shares of common stock of the Company at a purchase price of $1.9525 per share, of which $0.0625 is allocated as consideration for the warrants. In addition, the Company will issue warrants (the “Warrants”) to the Investors to purchase up to 6,145,967 shares of the Company’s common stock at an exercise price of $2.08 per share, subject to certain adjustments. The Company expects to close the private placement on or about June 7, 2006. The warrants may be exercised no earlier than 180 days from the closing date and will expire seven years from the date of issuance. The aggregate offering price of the private placement is approximately $24 million. Of this amount, Three Arch Partners purchased approximately 5,121,638 shares plus warrants to purchase up to 2,560,819 shares of the Company’s common stock. The net proceeds to the Company after payment of fees and expenses is expected to be approximately $22 million.

CIBC World Markets Corp. acted as sole placement agent in connection with the private placement. The placement agent will receive an aggregate of approximately $1.7 million in cash in connection with the private placement plus reimbursement for reasonable out-of-pocket fees and expenses.

The shares of common stock being sold to the Investors and the shares of common stock issuable upon the exercise of the Warrants (collectively, the “Registrable Securities”) are subject to certain registration rights as set forth in the Securities Purchase Agreements. Under the Securities Purchase Agreements, the Company agreed to file a registration statement with the Securities and Exchange Commission within 45 days after the closing of the transaction to register the resale of the Registrable Securities. If the Company fails to file a registration statement within such time period or such registration statement is not declared effective within 90 days after the closing of the transaction, the Company will be liable for certain specified liquidated damages as set forth in the Securities Purchase Agreements. The Company has agreed to maintain the effectiveness of the registration statement until the earlier of such time as the passage of two years from the closing date or all of the Registrable Securities may be sold under Rule 144(k) of the Securities Act or all of the Registrable Securities have been sold. The Company will pay all expenses incurred in connection with the registration, except for underwriting discounts and commissions.

The Securities Purchase Agreements contain certain customary closing conditions, as well as the requirement that the Company increase the number of members of the Board of Directors of the Company (the “Board”) from seven members to nine members. Under the Securities Purchase Agreements, Three Arch Partners has the right to designate two members to the Board so long as Three Arch Partners beneficially owns greater than 3,500,000 shares of common stock (including shares of common stock issuable upon exercise of the Warrants, and as appropriately adjusted for stock splits, stock dividends and recapitalizations) and the right to designate one member to the Board so long as Three Arch Partners beneficially owns greater than 2,000,000 shares of common stock (including shares of common stock issuable upon exercise of the Warrants, and as appropriately adjusted for stock splits, stock dividends and recapitalizations).

In connection with the issuance of the Warrants and upon closing of the transaction, the Company will enter into a Warrant Agreement with its transfer agent relating to the Warrant of Three Arch Partners and a different Warrant Agreement with its transfer agent relating to the Warrants of the Investors other than Three Arch Partners. The material differences between the two Warrant Agreements are described below.

The Three Arch Partners Warrant Agreement includes a non-waivable provision that provides that the number of shares issuable upon exercise of the Warrants that may be acquired by Three Arch Partners will be limited to the extent necessary to assure that, following such exercise, the total number of shares of common stock then beneficially owned by Three Arch Partners and its affiliates does not exceed 19.9% of the total number of issued and outstanding shares of common stock as of the date of such exercise (including for such purpose the shares of common stock issuable upon such exercise of Warrants), unless approved by the stockholders of the Company prior to such exercise. The Warrant Agreement relating to the Warrants of the other investors does not include such a provision.

The Warrant Agreement relating to the Investors other than Three Arch Partners includes a waivable provision that provides that the number of shares issuable upon exercise of the Warrants that may be acquired by a registered holder of Warrants upon an exercise of Warrants will be limited to the extent necessary to assure that, following such exercise, the total number of shares of common stock then beneficially owned by its holder and its affiliates does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise of Warrants). This provision may be waived by a registered holder of Warrants upon, at the election of such holder, upon not less than 61 days prior notice to the Company. This Warrant Agreement also contains a non-waivable provision that provides that the number of shares issuable upon exercise of the Warrants that may be acquired by a registered holder of Warrants upon an exercise of Warrants will be limited to the extent necessary to assure that, following such exercise, the total number of shares of common stock then beneficially owned by such holder and its affiliates does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise of Warrants). The Warrant Agreement relating to the Warrants of Three Arch Partners does not include such provisions.

The sale of the shares of common stock, the Warrants and the shares of common stock issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company is relying upon the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section. Each Investor has represented that it was an accredited investor, as such term is defined in Regulation D under the Securities Act, and that it was acquiring the common stock and Warrants for its own account and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the common stock and Warrants.

On June 5, 2006, prior to the execution of the Securities Purchase Agreements, the Company also entered into a Second Amendment dated as of June 5, 2006 to the Rights Agreement, dated as of October 14, 1998, by and between the Company and U.S. Stock Transfer Corporation, which provides that the private placement and the transactions contemplated thereby will be exempt from the Rights Agreement and the private placement and the transactions contemplated thereby will not be deemed a Triggering Event (as defined in the Rights Agreement), nor any Investor be deemed an Acquiring Person (as defined in the Rights Agreement) by reason of the private placement or any of the transactions contemplated thereby. The Second Amendment to Rights Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

The foregoing is a summary of the terms of the private placement and is qualified in its entirety by reference to the Securities Purchase Agreement and the Warrant Agreements attached hereto. The Securities Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. The Securities Purchase Agreement contains representations and warranties that the parties to the Securities Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules delivered by the Company to the Investors in connection with the execution of the Securities Purchase Agreement. No reliance should be placed on such representations and warranties as characterizations of the actual state of facts or circumstances since they were made only as of the date of the Securities Purchase Agreement and are modified in important part by the disclosure schedules. Information concerning the subject matter of such representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Securities Purchase Agreement and the Warrant Agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively. A press release announcing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

ExhibitNo.	Description

10.1	Securities Purchase Agreement dated June 6, 2006 between the Company and the Investors.

10.2	Form of Warrant Agreement between the Company and Three Arch Partners.

10.3	Form of Warrant Agreement between the Company and certain other investors.

10.4	Second Amendment to Rights Agreement, dated June 5, 2006 by and between the Company and U.S. Stock Transfer Corporation.

99.1	Press release of the Company dated June 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: June 7, 2006	By:	/s/L.Michael Cutrer
Name: L. Michael Cutrer
Title: President and Chief Executive Officer

EXHIBIT INDEX

ExhibitNo.	Description

10.1	Securities Purchase Agreement dated June 6, 2006 between the Company and the Investors.

10.2	Form of Warrant Agreement between the Company and Three Arch Partners.

10.3	Form of Warrant Agreement between the Company and certain other investors.

10.4	Second Amendment to Rights Agreement, dated June 5, 2006 by and between the Company and U.S. Stock Transfer Corporation.

99.1	Press release of the Company dated June 6, 2006.